“PRELIMINARY DATA”

Exhibit 99.12
(Text of graph posted to Ashland Inc.'s website concerning
Ashland Consumer Markets (Valvoline) gross profit)

3 Month Rolling Average (%)*
					#
	2005	2006	2007	2008	2009
January	26.7	21.4	24.5	24.2	23.9
February	27.4	21.6	25.1	24.0
March	28.3	22.0	25.6	24.4
April	28.8	21.4	25.1	24.6
May	28.1	20.4	25.3	24.6
June	25.9	20.2	25.1	23.9
July	25.4	19.6	25.9	21.8
August	25.6	19.0	25.5	19.5
September	25.4	16.0	24.6	19.2
October	24.5	17.9	24.3	20.1
November	23.0	19.7	24.6	21.1
December	22.1	23.8	24.7	21.8

12 Month Rolling Average (%)*
					#
	2005	2006	2007	2008	2009
January	28.0	25.1	20.7	24.9	22.5
February	28.0	24.7	21.0	24.9
March	28.1	23.9	21.4	24.7
April	28.1	23.2	21.7	24.8
May	27.9	22.6	22.3	24.7
June	27.4	22.4	22.6	24.4
July	27.2	21.7	23.3	23.7
August	26.9	20.9	23.9	23.1
September	26.6	19.9	24.8	23.0
October	26.4	20.0	25.0	22.6
November	26.0	20.1	25.1	22.2
December	25.5	20.4	25.0	22.3

*NOTE:  August and September 2007 information (and 3 and 12 month rolling averages that contain August and September 2007 information) is affected by the 13 month foreign reporting impact described on the Business Fundamentals page of this website.

# - January 2009 data is currently a preliminary estimate until Ashland completes its monthly close process and files an updated Form 8-K at the end of February 2009.